UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2010 (December 8, 2010)

ITC^DELTACOM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	0-23253 (Commission File Number)	58-2301135 (I.R.S. Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama 35806

(Address of principal executive offices) (Zip Code)

(256) 382-5900

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On December 8, 2010, the previously announced acquisition of ITC^DeltaCom, Inc. (“ITC^DeltaCom”) by EarthLink, Inc. (“EarthLink”) was completed.  Pursuant to the Agreement and Plan of Merger, dated as of October 1, 2010 (the “Merger Agreement”), among ITC^DeltaCom, EarthLink and Egypt Merger Corp., a wholly-owned subsidiary of EarthLink, Egypt Merger Corp. was merged with and into ITC^DeltaCom (the “Merger”).  ITC^DeltaCom survived as a wholly-owned subsidiary of EarthLink.  As a result of the Merger, each outstanding share of ITC^DeltaCom common stock, par value $0.01 per share, was converted into the right to receive $3.00 in cash.

ITC^DeltaCom will remain a Securities and Exchange Commission reporting company with respect to its outstanding $325 million aggregate principal amount of 10.5% senior secured notes due 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date:  December 8, 2010

ITC^DELTACOM, INC.

By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Chief Financial Officer and Assistant Secretary